Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Net Income of $39.6 Million, or $1.15 Per Diluted Share, in Third Quarter 2019;
Highlighted by Strong Core Deposit Growth

Walla Walla, WA - October 23, 2019 - Banner Corporation (NASDAQ GSM: BANR) ("Banner"), the parent company of Banner Bank and Islanders Bank, today reported net income of $39.6 million, or $1.15 per diluted share, in the third quarter of 2019, compared to $39.7 million, or $1.14 per diluted share, in the preceding quarter and a 5% increase when compared to $37.8 million, or $1.17 per diluted share, in the third quarter of 2018.  Third quarter of 2019 results include $676,000 of acquisition-related expenses, compared to $301,000 of acquisition-related expenses in the preceding quarter and $1.0 million in the third quarter of 2018.  In the first nine months of 2019, net income increased 14% to $112.6 million, or $3.23 per diluted share, compared to $99.0 million, or $3.05 per diluted share, in the first nine months a year ago.  The 2019 results include $3.1 million of acquisition-related expenses compared to $1.0 million of acquisition-related expenses for the 2018 period.
“Our third quarter 2019 performance continues to demonstrate the success of our super community bank model which is based on responsive service that generates client loyalty and attracts new client relationships," stated Mark J. Grescovich, President and Chief Executive Officer.  “We recently announced the pending acquisition of AltaPacific Bancorp, the holding company for AltaPacific Bank.  This transaction will increase Banner’s presence  in California by adding attractive core deposits and new commercial banking relationships within our existing geographic footprint.”
At September 30, 2019, Banner Corporation had $12.10 billion in assets, $8.74 billion in net loans and $9.73 billion in deposits.  Banner operates 172 branch offices, including branch offices located in eight of the top 20 largest western Metropolitan Statistical Areas by population.
Third Quarter 2019 Highlights
•	Revenues decreased 1% to $137.5 million, compared to $139.4 million in the preceding quarter and increased 6% compared to $129.5 million in the third quarter a year ago.
•	Net interest income, before the provision for loan losses, was $116.6 million, compared to $116.7 million in the preceding quarter and increased 7% from $109.1 million in the third quarter a year ago.
•	Net interest margin was 4.25%, compared to 4.38% in the preceding quarter and 4.48% in the third quarter a year ago.
•	Mortgage banking revenue increased to $6.6 million, compared to $5.9 million in the preceding quarter and increased 14% compared to $5.8 million in the third quarter a year ago.
•	Return on average assets was 1.31% compared to 1.36% in the preceding quarter and 1.43% in the third quarter a year ago.
•	Net loans receivable increased to $8.74 billion at September 30, 2019, compared to $8.65 billion at June 30, 2019, and increased 13% when compared to $7.73 billion at September 30, 2018.
•
Non-performing assets remained low at $18.6 million, or 0.15% of total assets, at September 30, 2019, compared to $21.0 million, or 0.18% of total assets three months earlier, and $16.7 million, or 0.16% of total assets, at September 30, 2018.

•	Provision for loan losses was $2.0 million, and the allowance for loan losses was $97.8 million, or 1.11% of total loans receivable, as of September 30, 2019.
•
Core deposits increased 4% to $8.51 billion at September 30, 2019, compared to $8.22 billion at June 30, 2019 and increased 13% compared to $7.51 billion a year ago.  Core deposits represented 87% of total deposits at September 30, 2019.

•	Quarterly dividends to shareholders were $0.41 per share.
•	Common shareholders’ equity per share increased 2% to $44.80 at September 30, 2019, compared to $43.99 at the preceding quarter end and an increase of 14% from $39.26 a year ago.
•	Tangible common shareholders' equity per share* increased 2% to $34.10 at September 30, 2019, compared to $33.36 at the preceding quarter end and an increase of 9% from $31.20 a year ago.
•	Repurchased 400,000 shares of common stock at an average cost of $54.62 per share.

BANR - Third Quarter 2019 Results
October 23, 2019

*Tangible common shareholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to adjusted revenue (which excludes fair value adjustments and net gain (loss) on the sale of securities from the total of net interest income before provision for loan losses and non-interest income) and the adjusted efficiency ratio (which excludes acquisition-related expenses, amortization of core deposit intangibles, real estate owned gain (loss) and state/municipal taxes from non-interest expense divided by adjusted revenue) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Certain reclassifications have been made to the 2018 Consolidated Financial Statements and/or schedules to conform to the 2019 presentation.  These reclassifications have affected certain line items and ratios for the prior periods but have not changed net income or shareholders’ equity for those periods.  The effect of these reclassifications is considered immaterial.
Significant Recent Initiatives and Events
On July 24, 2019, Banner and AltaPacific Bancorp ("AltaPacific"), the holding company for AltaPacific Bank, entered into a definitive merger agreement pursuant to which Banner will acquire AltaPacific in an all-stock transaction, subject to the terms and conditions set forth therein.  Under the merger agreement, AltaPacific will merge with and into Banner, and immediately thereafter AltaPacific Bank will merge with and into Banner Bank.  The merger agreement specifies AltaPacific shareholders will receive 0.2712 shares of Banner common stock in exchange for each share of AltaPacific common stock, subject to potential adjustment as provided in the merger agreement. Based on the closing price of $54.19 per share of Banner common stock on July 23, 2019, the merger consideration would have an aggregate value of approximately $87.4 million.  The transaction is expected to close in the fourth quarter of 2019, subject to customary closing conditions.
AltaPacific Bank is an independent business bank headquartered in Santa Rosa, California and has additional banking offices in Glendora, Ontario, Riverside, San Bernardino and Temecula, California. The bank is focused on meeting the specialized needs of small to medium-sized businesses and professionals throughout California. At September 30, 2019, AltaPacific Bank had assets of $420 million, a loan portfolio of $334 million, and a deposit base of $297 million.  Banner expects the transaction to be immediately accretive to earnings per share, excluding one-time transaction expenses.  The combined company will have approximately $12.5 billion in assets.
Income Statement Review
Banner's net interest margin was 4.25% for the third quarter of 2019, a 13 basis-point decrease compared to 4.38% in the preceding quarter and a 23 basis-point decrease compared to 4.48% in the third quarter a year ago.  The decrease in net interest margin during the quarter reflects lower yields on average interest-earning assets largely as a result of two 25 basis point decreases in the targeted Fed Funds Rate in the third quarter coupled with a longer term decline in the 10 year treasury yield.  Acquisition accounting adjustments added six basis points to the net interest margin in the current quarter compared to seven basis points in the preceding quarter and 12 basis points in the third quarter a year ago.  The total purchase discount for acquired loans was $21.3 million at September 30, 2019, compared to $22.6 million at June 30, 2019, and $15.4 million at September 30, 2018.  In the first nine months of the year, Banner’s net interest margin was 4.33% compared to 4.41% in the first nine months of 2018.
Average interest-earning asset yields decreased 12 basis points to 4.79% compared to 4.91% for the preceding quarter and decreased four basis points compared to 4.83% in the third quarter a year ago.  Average loan yields decreased 13 basis points to 5.20% compared to 5.33% in the preceding quarter and decreased 11 basis points compared to 5.31% in the third quarter a year ago.  Loan discount accretion added seven basis points to loan yields in the third quarter of 2019, compared to nine basis points in the preceding quarter, and 15 basis points in the third quarter a year ago.  Deposit costs were 0.42% in the third quarter of 2019, a three basis-point increase compared to the preceding quarter and a 17 basis-point increase compared to the third quarter a year ago.  The total cost of funds was 0.57% during the third quarter of 2019, a one basis-point increase compared to the preceding quarter and a 20 basis-point increase compared to the third quarter a year ago.
Banner recorded a $2.0 million provision for loan losses in the current quarter, the same as in the prior quarter and the year ago quarter.  The provision is primarily a result of new loan originations, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs.
Total non-interest income was $20.9 million in the third quarter of 2019, compared to $22.7 million in the second quarter of 2019 and $20.4 million in the third quarter a year ago.  Deposit fees and other service charges were $10.3 million in the third quarter of 2019, compared to $14.0 million in the preceding quarter and $12.3 million in the third quarter a year ago.  The decrease in deposit fees and other service charges is primarily a result of Banner becoming subject to the Durbin Amendment on July 1, 2019, which reduced the amount of interchange fees Banner can charge for certain debit card transactions.  Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, increased to $6.6 million in the third quarter, compared to $5.9 million in the preceding quarter and $5.8 million in the third quarter of 2018.  The higher mortgage banking revenue reflected an increase in residential and multifamily mortgage held-for-sale loan production.  The increase in residential held-for-sale loan production was primarily due to increased refinance activity.  Home purchase activity accounted for 56% of one- to four-family mortgage loan

BANR - Third Quarter 2019 Results
October 23, 2019

originations in the third quarter of 2019, compared to 77% in the prior quarter and 82% in the third quarter of 2018.  In the first nine months of 2019, total non-interest income was $61.7 million, compared to $63.0 million in the first nine months of 2018.
Banner’s third quarter 2019 results included a $69,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally comprised of certain investment securities held for trading and a $2,000 net loss on the sale of securities.  In the preceding quarter, results included an $114,000 net loss for fair value adjustments and a $28,000 net loss on the sale of securities.  In the third quarter a year ago, results included a $45,000 net gain for fair value adjustments.
Total revenue was $137.5 million for the third quarter of 2019, compared to $139.4 million in the preceding quarter and increased 6% compared to $129.5 million in the third quarter a year ago.  Year-to-date, total revenue increased 9% to $411.1 million compared to $376.5 million for the same period one year earlier.  Adjusted revenue* (the total of net interest income before provision for loan losses and non-interest income revenue excluding the net gain and loss on the sale of securities and the net change in valuation of financial instruments) was $137.6 million in the third quarter of 2019, compared to $139.5 million in the preceding quarter and $129.4 million in the third quarter of 2018.  In the first nine months of the year, adjusted revenue* was $411.3 million, compared to $372.9 million in the first nine months of 2018.
Banner’s total non-interest expense was $87.3 million in the third quarter of 2019, compared to $86.7 million in the preceding quarter and $81.6 million in the third quarter of 2018.  Acquisition-related expenses were $676,000 for the third quarter of 2019, compared to $301,000 for the preceding quarter, and $1.0 million in the third quarter of 2018.  Other non-interest expense items of significance for the third quarter of 2019 include a credit of $2.7 million for previously paid deposit insurance premiums which resulted in a net deposit insurance benefit of $1.6 million for the quarter, which came as a result of the FDIC exceeding its stated Deposit Insurance Fund Reserve Ratio.  This net deposit insurance benefit compares to a deposit insurance expense of $1.4 million in the preceding quarter and a deposit insurance expense of $991,000 in the third quarter of 2018.  The current quarter also includes a $1.6 million adjustment to salary and employee benefits expense as a result of Banner decreasing the discount rate used to calculate its liability associated with deferred compensation plans.  Year-to-date, total non-interest expense was $264.0 million, compared to $246.0 million in the same period a year earlier.  Banner’s efficiency ratio was 63.50% for the current quarter, compared to 62.22% in the preceding quarter and 63.04% in the year ago quarter.  Banner’s adjusted efficiency ratio* was 60.71% for the current quarter, compared to 59.56% in the preceding quarter and 60.21% in the year ago quarter.
For the third quarter of 2019, Banner recorded $8.6 million in state and federal income tax expense for an effective tax rate of 17.9%, reflecting a refund of state income taxes totaling $1.2 million as well as adjustments related to filing its federal and state income tax returns and the benefits from tax exempt income sources.  Banner’s normal, expected statutory income tax rate is 23.7%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates.
Balance Sheet Review
Total assets increased to $12.10 billion at September 30, 2019, compared to $11.85 billion at June 30, 2019, and $10.51 billion at September 30, 2018.  The total of securities and interest-bearing deposits held at other banks was $1.87 billion at both September 30, 2019 and June 30, 2019. The total of securities and interest-bearing deposits held at other banks was $1.76 billion at September 30, 2018.  The average effective duration of Banner's securities portfolio was approximately 3.1 years at September 30, 2019, compared to 4.2 years at September 30, 2018.
Net loans receivable increased to $8.74 billion at September 30, 2019, compared to $8.65 billion at June 30, 2019, and increased 13% when compared to $7.73 billion at September 30, 2018.  The year-over-year increase in net loans included $631.7 million of portfolio loans acquired in the Skagit acquisition during the fourth quarter of 2018.  Commercial real estate and multifamily real estate loans were $4.01 billion at September 30, 2019, compared to $3.95 billion at June 30, 2019, and increased 14% compared to $3.52 billion a year ago.  Commercial business loans increased modestly to $1.62 billion at September 30, 2019, compared to $1.60 billion at June 30, 2019, and increased 19% compared to $1.36 billion a year ago.  Agricultural business loans increased by 3% to $390.5 million at September 30, 2019, compared to $380.8 million three months earlier and increased by 9% compared to $360.0 million a year ago.  Total construction, land and land development loans were $1.08 billion at September 30, 2019, unchanged from June 30, 2019, and a 6% increase compared to $1.02 billion a year earlier.  Consumer loans decreased slightly to $779.6 million at September 30, 2019, compared to $790.0 million at June 30, 2019, and increased 10% compared to $710.5 million a year ago.  One- to four-family loans increased modestly to $947.5 million at September 30, 2019, compared to $944.6 million at June 30, 2019, and increased 12% compared to $849.9 million a year ago.
Loans held for sale increased substantially to $244.9 million at September 30, 2019, compared to $170.7 million at June 30, 2019, and $72.9 million at September 30, 2018.  The volume of one- to four- family residential mortgage loans sold was $204.6 million in the current quarter, compared to $139.0 million in the preceding quarter and $134.1 million in the third quarter a year ago.  During the third quarter of 2019, Banner sold $79.4 million in multifamily loans.  Banner did not sell any multifamily loans in the preceding quarter and sold $94.0 million in the third quarter a year ago.
Total deposits increased 5% to $9.73 billion at September 30, 2019, compared to $9.29 billion at June 30, 2019, and increased 12% when compared to $8.69 billion a year ago.  Non-interest-bearing account balances increased 6% to $3.89 billion at September 30, 2019, compared to $3.67 billion at June 30, 2019, and increased 12% compared to $3.47 billion a year ago.  Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) increased 4% from the prior quarter and increased 13% compared to a year ago.  Core deposits represented 87% of total deposits at

BANR - Third Quarter 2019 Results
October 23, 2019

September 30, 2019, compared to 88% of total deposits at June 30, 2019, and 86% of total deposits a year earlier.  Certificates of deposit increased 14% to $1.22 billion at September 30, 2019, compared to $1.07 billion at June 30, 2019, and increased 3% compared to $1.18 billion a year earlier.  The increase in certificates of deposit primarily reflects the increase in brokered deposits to $299.5 million at September 30, 2019, compared to $138.4 million at June 30, 2019 and were $352.2 million a year ago.  The increase in brokered deposits reflects the decision to fund a smaller portion of the balance sheet with FHLB borrowings.  FHLB borrowings were reduced to $382.0 million at September 30, 2019 compared to $606.0 million at June 30, 2019 and were $221.2 million a year earlier.
At September 30, 2019, total common shareholders' equity was $1.53 billion, or 12.65% of assets, compared to $1.52 billion or 12.84% of assets at June 30, 2019, and $1.27 billion or 12.10% of assets a year ago.  At September 30, 2019, tangible common shareholders' equity*, which excludes goodwill and other intangible assets, net, was $1.17 billion, or 9.93% of tangible assets*, compared to $1.15 billion, or 10.05% of tangible assets, at June 30, 2019, and $1.01 billion, or 9.86% of tangible assets, a year ago.  Banner's tangible book value per share* increased to $34.10 at September 30, 2019, compared to $31.20 per share a year ago.
Banner repurchased 400,000 shares of its common stock in the third quarter of 2019 at an average cost of $54.62 per share.  In the second quarter of 2019, Banner repurchased 600,000 shares of its common stock at an average cost of $53.46 per share.  Banner and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank Act regulatory standards.  At September 30, 2019, Banner's common equity Tier 1 capital ratio was 10.86%, its Tier 1 leverage capital to average assets ratio was 10.70%, and its total capital to risk-weighted assets ratio was 13.20%.
Credit Quality
The allowance for loan losses was $97.8 million at September 30, 2019, or 1.11% of total loans receivable outstanding and 536% of non-performing loans compared to $98.3 million at June 30, 2019, or 1.12% of total loans receivable outstanding and 534% of non-performing loans, and $95.3 million at September 30, 2018, or 1.22% of total loans receivable outstanding and 603% of non-performing loans.  Net loan charge-offs totaled $2.5 million in the third quarter, compared to net loan charge-offs of $1.1 million in the preceding quarter and net loan charge-offs of $612,000 in the third quarter a year ago.  Primarily as a result of the origination of new loans, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs, Banner recorded a $2.0 million provision for loan losses in the current quarter, which was the same amount as recorded in the prior quarter and in the year ago quarter.  Non-performing loans were $18.3 million at September 30, 2019, compared to $18.4 million at June 30, 2019, and $15.8 million a year ago.  Real estate owned and other repossessed assets were $343,000 at September 30, 2019, compared to $2.6 million at June 30, 2019, and $937,000 a year ago.
In accordance with acquisition accounting, loans acquired from acquisitions were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses.  Credit discounts are included in the determination of fair value, and as a result, no allowance for loan losses is recorded for acquired loans at the acquisition date.  At September 30, 2019, the total purchase discount for acquired loans was $21.3 million.
Banner's total non-performing assets were $18.6 million, or 0.15% of total assets, at September 30, 2019, compared to $21.0 million, or 0.18% of total assets, at June 30, 2019, and $16.7 million, or 0.16% of total assets, a year ago.  In addition to non-performing assets, there were $12.6 million of purchased credit-impaired loans at September 30, 2019, compared to $12.9 million at both June 30, 2019 and September 30, 2018.
Conference Call
Banner will host a conference call on Thursday, October 24, 2019, at 8:00 a.m. PDT, to discuss its third quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10135112, or at www.bannerbank.com.
About the Company
Banner Corporation is a $12.10 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

BANR - Third Quarter 2019 Results
October 23, 2019

Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” "potential," or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed merger of Banner  and AltaPacific might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite regulatory approvals for the proposed merger of Banner and AltaPacific may be delayed or may not be obtained (or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger); (3) the requisite approval of AltaPacific shareholders may be delayed or may not be obtained, the other closing conditions to the merger may be delayed or may not be obtained, or the merger agreement may be terminated; (4) business disruption may occur following or in connection with the proposed merger of Banner and AltaPacific; (5) Banner’s or AltaPacific’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; (6) the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of managements’ attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise; (7) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (8) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to Banner's activities; (9) competitive pressures among depository institutions; (10) interest rate movements and their impact on customer behavior and net interest margin; (11) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (12) fluctuations in real estate values; (13) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (14) the ability to access cost-effective funding; (15) changes in financial markets; (16) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (17) the costs, effects and outcomes of litigation; (18) legislation or regulatory changes, including but not limited to the impact of the Dodd-Frank Act and regulations adopted thereunder, changes in regulatory capital requirements pursuant to the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (19) changes in accounting principles, policies or guidelines; (20) future acquisitions by Banner of other depository institutions or lines of business; (21) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors; and (22) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Third Quarter 2019 Results
October 23, 2019

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018

INTEREST INCOME:
Loans receivable	$118,096	$117,007	$104,868	$350,558	$298,743
Mortgage-backed securities	9,415	9,794	8,915	29,716	25,145
Securities and cash equivalents	3,925	4,037	3,865	11,996	11,003
	131,436	130,838	117,648	392,270	334,891
INTEREST EXPENSE:
Deposits	10,014	9,023	5,517	27,680	13,139
Federal Home Loan Bank advances	3,107	3,370	1,388	9,953	3,564
Other borrowings	82	67	60	209	179
Junior subordinated debentures	1,612	1,683	1,605	5,008	4,495
	14,815	14,143	8,570	42,850	21,377
Net interest income before provision for loan losses	116,621	116,695	109,078	349,420	313,514
PROVISION FOR LOAN LOSSES	2,000	2,000	2,000	6,000	6,000
Net interest income	114,621	114,695	107,078	343,420	307,514
NON-INTEREST INCOME:
Deposit fees and other service charges	10,331	14,046	12,255	36,995	35,535
Mortgage banking operations	6,616	5,936	5,816	15,967	15,324
Bank-owned life insurance	1,076	1,123	1,726	3,475	3,511
Miscellaneous	2,914	1,713	569	5,431	4,995
	20,937	22,818	20,366	61,868	59,365
Net (loss) gain on sale of securities	(2)	(28)	—	(29)	48
Net change in valuation of financial instruments carried at fair value	(69)	(114)	45	(172)	3,577
Total non-interest income	20,866	22,676	20,411	61,667	62,990
NON-INTEREST EXPENSE:
Salary and employee benefits	59,090	55,629	48,930	169,359	150,491
Less capitalized loan origination costs	(7,889)	(7,399)	(4,318)	(20,137)	(13,062)
Occupancy and equipment	12,566	12,681	12,385	39,013	35,725
Information / computer data services	5,657	5,273	4,766	16,256	13,711
Payment and card processing services	4,330	4,041	3,748	12,355	11,179
Professional and legal expenses	2,704	2,336	3,010	7,474	11,276
Advertising and marketing	2,221	2,065	1,786	5,815	5,758
Deposit insurance (benefit) expense	(1,604)	1,418	991	1,232	3,353
State/municipal business and use taxes	1,011	1,007	902	2,963	2,430
Real estate operations	126	260	433	263	553
Amortization of core deposit intangibles	1,985	2,053	1,348	6,090	4,112
Miscellaneous	6,435	7,051	6,646	20,230	19,444
	86,632	86,415	80,627	260,913	244,970
Acquisition-related expenses	676	301	1,005	3,125	1,005
Total non-interest expense	87,308	86,716	81,632	264,038	245,975
Income before provision for income taxes	48,179	50,655	45,857	141,049	124,529
PROVISION FOR INCOME TAXES	8,602	10,955	8,084	28,426	25,542
NET INCOME	$39,577	$39,700	$37,773	$112,623	$98,987

Earnings per share available to common shareholders:
Basic	$1.15	$1.14	$1.17	$3.24	$3.06
Diluted	$1.15	$1.14	$1.17	$3.23	$3.05
Cumulative dividends declared per common share	$0.41	$0.41	$0.38	$1.23	$1.58

Weighted average common shares outstanding:
Basic	34,407,462	34,831,047	32,256,789	34,760,607	32,300,688
Diluted	34,497,994	34,882,359	32,376,623	34,850,006	32,406,414
Decrease in common shares outstanding	(400,286)	(579,103)	(2,939)	(1,009,415)	(323,728)

BANR - Third Quarter 2019 Results
October 23, 2019

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$250,671	$187,043	$231,029	$184,417	34.0%	35.9%
Interest-bearing deposits	73,785	59,753	41,167	64,244	23.5%	14.9%
Total cash and cash equivalents	324,456	246,796	272,196	248,661	31.5%	30.5%
Securities - trading	25,672	25,741	25,896	25,764	(0.3)%	(0.4)%
Securities - available for sale	1,539,908	1,561,009	1,636,223	1,412,273	(1.4)%	9.0%
Securities - held to maturity	230,056	203,222	234,220	258,699	13.2%	(11.1)%
Total securities	1,795,636	1,789,972	1,896,339	1,696,736	0.3%	5.8%
Federal Home Loan Bank stock	25,623	34,583	31,955	19,196	(25.9)%	33.5%
Loans held for sale	244,889	170,744	171,031	72,850	43.4%	236.2%
Loans receivable	8,835,368	8,746,550	8,684,595	7,822,519	1.0%	12.9%
Allowance for loan losses	(97,801)	(98,254)	(96,485)	(95,263)	(0.5)%	2.7%
Net loans receivable	8,737,567	8,648,296	8,588,110	7,727,256	1.0%	13.1%
Accrued interest receivable	40,033	40,238	38,593	37,676	(0.5)%	6.3%
Real estate owned held for sale, net	228	2,513	2,611	364	(90.9)%	(37.4)%
Property and equipment, net	171,279	171,233	171,809	151,212	—%	13.3%
Goodwill	339,154	339,154	339,154	242,659	—%	39.8%
Other intangibles, net	26,610	28,595	32,924	18,499	(6.9)%	43.8%
Bank-owned life insurance	179,076	178,922	177,467	163,265	0.1%	9.7%
Other assets	213,291	196,328	149,128	135,929	8.6%	56.9%
Total assets	$12,097,842	$11,847,374	$11,871,317	$10,514,303	2.1%	15.1%
LIABILITIES
Deposits:
Non-interest-bearing	$3,885,210	$3,671,995	$3,657,817	$3,469,294	5.8%	12.0%
Interest-bearing transaction and savings accounts	4,624,970	4,546,202	4,498,966	4,035,856	1.7%	14.6%
Interest-bearing certificates	1,218,591	1,070,770	1,320,265	1,180,674	13.8%	3.2%
Total deposits	9,728,771	9,288,967	9,477,048	8,685,824	4.7%	12.0%
Advances from Federal Home Loan Bank	382,000	606,000	540,189	221,184	(37.0)%	72.7%
Customer repurchase agreements and other borrowings	120,014	118,370	118,995	98,979	1.4%	21.3%
Junior subordinated debentures at fair value	113,417	113,621	114,091	113,110	(0.2)%	0.3%
Accrued expenses and other liabilities	181,351	159,131	102,061	82,530	14.0%	119.7%
Deferred compensation	41,354	40,230	40,338	40,478	2.8%	2.2%
Total liabilities	10,566,907	10,326,319	10,392,722	9,242,105	2.3%	14.3%
SHAREHOLDERS' EQUITY
Common stock	1,286,711	1,306,888	1,337,436	1,175,250	(1.5)%	9.5%
Retained earnings	203,704	178,257	134,055	109,942	14.3%	85.3%
Other components of shareholders' equity	40,520	35,910	7,104	(12,994)	12.8%	nm
Total shareholders' equity	1,530,935	1,521,055	1,478,595	1,272,198	0.6%	20.3%
Total liabilities and shareholders' equity	$12,097,842	$11,847,374	$11,871,317	$10,514,303	2.1%	15.1%
Common Shares Issued:
Shares outstanding at end of period	34,173,357	34,573,643	35,182,772	32,402,757
Common shareholders' equity per share (1)	$44.80	$43.99	$42.03	$39.26
Common shareholders' tangible equity per share (1) (2)	$34.10	$33.36	$31.45	$31.20
Common shareholders' tangible equity to tangible assets (2)	9.93%	10.05%	9.62%	9.86%
Consolidated Tier 1 leverage capital ratio	10.70%	10.83%	10.98%	11.04%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.

(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final two pages of the press release tables.

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,463,303	$1,433,995	$1,430,097	$1,271,363	2.0%	15.1%
Investment properties	2,150,938	2,116,306	2,131,059	1,943,793	1.6%	10.7%
Multifamily real estate	399,814	402,241	368,836	309,809	(0.6)%	29.1%
Commercial construction	190,532	172,931	172,410	154,071	10.2%	23.7%
Multifamily construction	214,878	189,160	184,630	172,433	13.6%	24.6%
One- to four-family construction	488,945	503,061	534,678	498,549	(2.8)%	(1.9)%
Land and land development:
Residential	163,829	187,180	188,508	171,610	(12.5)%	(4.5)%
Commercial	26,119	27,470	27,278	22,382	(4.9)%	16.7%
Commercial business	1,619,391	1,598,788	1,483,614	1,358,149	1.3%	19.2%
Agricultural business including secured by farmland	390,505	380,805	404,873	359,966	2.5%	8.5%
One- to four-family real estate	947,475	944,617	973,616	849,928	0.3%	11.5%
Consumer:
Consumer secured by one- to four-family real estate	566,792	575,658	568,979	539,143	(1.5)%	5.1%
Consumer-other	212,847	214,338	216,017	171,323	(0.7)%	24.2%
Total loans receivable	$8,835,368	$8,746,550	$8,684,595	$7,822,519	1.0%	12.9%
Restructured loans performing under their restructured terms	$6,721	$6,594	$13,422	$13,328
Loans 30 - 89 days past due and on accrual (1)	$11,496	$17,923	$25,108	$8,688
Total delinquent loans (including loans on non-accrual), net (2)	$26,830	$34,479	$38,721	$21,191
Total delinquent loans / Total loans receivable	0.30%	0.40%	0.45%	0.27%

 (1) Includes $112,000 of purchased credit-impaired loans at September 30, 2019 compared to $3,000 at December 31, 2018 and $5,000 at September 30, 2018.
    (2) Delinquent loans include $412,000 of delinquent purchased credit-impaired loans at September 30, 2019 compared to $519,000 at December 31, 2018 and $568,000 at September 30, 2018.

LOANS BY GEOGRAPHIC LOCATION						Percentage Change
	Sep 30, 2019		Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount

Washington	$4,313,972	48.8%	$4,293,854	$4,324,588	$3,640,209	0.5%	18.5%
Oregon	1,615,192	18.3%	1,628,102	1,636,152	1,628,703	(0.8)%	(0.8)%
California	1,729,208	19.5%	1,659,326	1,596,604	1,496,817	4.2%	15.5%
Idaho	552,523	6.3%	548,189	521,026	504,297	0.8%	9.6%
Utah	62,197	0.7%	62,944	57,318	63,053	(1.2)%	(1.4)%
Other	562,276	6.4%	554,135	548,907	489,440	1.5%	14.9%
Total loans receivable	$8,835,368	100.0%	$8,746,550	$8,684,595	$7,822,519	1.0%	12.9%

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

The following table shows loan originations (excluding loans held for sale) activity for the quarters ending September 30, 2019, June 30, 2019, and September 30, 2018 and the nine months ending September 30, 2019 and September 30, 2018 (in thousands):
LOAN ORIGINATIONS	Quarters Ended			Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Commercial real estate	$114,528	$81,361	$142,393	$290,085	$363,899
Multifamily real estate	29,645	21,651	2,215	58,913	9,040
Construction and land	303,151	368,224	370,484	904,869	1,062,834
Commercial business	194,606	241,134	303,472	561,652	632,368
Agricultural business	12,363	20,702	36,747	65,124	104,801
One-to four-family residential	27,734	26,210	51,459	85,733	95,810
Consumer	101,613	119,970	74,339	285,357	259,161
Total loan originations (excluding loans held for sale)	$783,640	$879,252	$981,109	$2,251,733	$2,527,913

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Nine Months Ended
CHANGE IN THE	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$98,254	$97,308	$93,875	$96,485	$89,028
Provision for loan losses	2,000	2,000	2,000	6,000	6,000
Recoveries of loans previously charged off:
Commercial real estate	107	149	12	277	1,580
Construction and land	156	30	5	208	190
One- to four-family real estate	129	230	86	402	732
Commercial business	162	215	586	400	856
Agricultural business, including secured by farmland	2	35	—	37	41
Consumer	154	223	46	487	264
	710	882	735	1,811	3,663
Loans charged off:
Commercial real estate	(314)	(393)	(102)	(1,138)	(401)
Construction and land	—	—	(479)	—	(479)
One- to four-family real estate	(86)	—	(27)	(86)	(43)
Commercial business	(1,599)	(802)	(473)	(2,991)	(1,367)
Agricultural business, including secured by farmland	(741)	(162)	(5)	(907)	(341)
Consumer	(423)	(579)	(261)	(1,373)	(797)
	(3,163)	(1,936)	(1,347)	(6,495)	(3,428)
Net (charge-offs) recoveries	(2,453)	(1,054)	(612)	(4,684)	235
Balance, end of period	$97,801	$98,254	$95,263	$97,801	$95,263

Net (charge-offs) recoveries / Average loans receivable	(0.027)%	(0.012)%	(0.008)%	(0.053)%	0.003%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Specific or allocated loss allowance:
Commercial real estate	$28,515	$26,730	$27,132	$25,147
Multifamily real estate	4,283	4,344	3,818	3,745
Construction and land	22,569	23,554	24,442	24,564
One- to four-family real estate	4,569	4,701	4,714	4,423
Commercial business	21,147	19,557	19,438	17,948
Agricultural business, including secured by farmland	3,895	3,691	3,778	3,505
Consumer	8,441	8,452	7,972	8,110
Total allocated	93,419	91,029	91,294	87,442
Unallocated	4,382	7,225	5,191	7,821
Total allowance for loan losses	$97,801	$98,254	$96,485	$95,263

Allowance for loan losses / Total loans receivable	1.11%	1.12%	1.11%	1.22%

Allowance for loan losses / Non-performing loans	536%	534%	616%	603%

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$5,092	$4,603	$4,088	$3,728
Multifamily	87	—	—	—
Construction and land	1,318	2,214	3,188	2,095
One- to four-family	3,007	2,665	1,544	1,827
Commercial business	3,035	2,983	2,936	2,921
Agricultural business, including secured by farmland	757	1,359	1,751	1,645
Consumer	2,473	3,230	1,241	1,703
	15,769	17,054	14,748	13,919
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	89	—	—	428
Construction and land	1,141	262	—	—
One- to four-family	652	995	658	1,076
Commercial business	358	1	1	87
Consumer	247	97	247	296
	2,487	1,355	906	1,887
Total non-performing loans	18,256	18,409	15,654	15,806
Real estate owned (REO)	228	2,513	2,611	364
Other repossessed assets	115	112	592	573
Total non-performing assets	$18,599	$21,034	$18,857	$16,743
Total non-performing assets to total assets	0.15%	0.18%	0.16%	0.16%
Purchased credit-impaired loans, net	$12,575	$12,945	$14,413	$12,944

	Quarters Ended			Nine Months Ended
REAL ESTATE OWNED	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Balance, beginning of period	$2,513	$2,611	$473	$2,611	$360
Additions from loan foreclosures	48	61	—	109	502
Proceeds from dispositions of REO	(2,333)	(150)	(90)	(2,483)	(385)
(Loss) gain on sale of REO	—	(9)	8	(9)	74
Valuation adjustments in the period	—	—	(27)	—	(187)
Balance, end of period	$228	$2,513	$364	$228	$364

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$3,885,210	$3,671,995	$3,657,817	$3,469,294	5.8%	12.0%
Interest-bearing checking	1,209,826	1,187,035	1,191,016	1,034,678	1.9%	16.9%
Regular savings accounts	1,863,839	1,848,048	1,842,581	1,627,560	0.9%	14.5%
Money market accounts	1,551,305	1,511,119	1,465,369	1,373,618	2.7%	12.9%
Total interest-bearing transaction and savings accounts	4,624,970	4,546,202	4,498,966	4,035,856	1.7%	14.6%
Total core deposits	8,510,180	8,218,197	8,156,783	7,505,150	3.6%	13.4%

Interest-bearing certificates	1,218,591	1,070,770	1,320,265	1,180,674	13.8%	3.2%

Total deposits	$9,728,771	$9,288,967	$9,477,048	$8,685,824	4.7%	12.0%

GEOGRAPHIC CONCENTRATION OF DEPOSITS						Percentage Change
	Sep 30, 2019		Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount
Washington	$5,833,547	60.0%	$5,503,280	$5,674,328	$4,849,807	6.0%	20.3%
Oregon	1,990,155	20.4%	1,919,051	1,891,145	1,916,183	3.7%	3.9%
California	1,429,939	14.7%	1,399,137	1,434,033	1,462,417	2.2%	(2.2)%
Idaho	475,130	4.9%	467,499	477,542	457,417	1.6%	3.9%
Total deposits	$9,728,771	100.0%	$9,288,967	$9,477,048	$8,685,824	4.7%	12.0%

INCLUDED IN TOTAL DEPOSITS	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Public non-interest-bearing accounts	$114,879	$102,348	$96,009	$76,957
Public interest-bearing transaction & savings accounts	119,729	121,262	121,392	110,802
Public interest-bearing certificates	26,609	28,656	30,089	25,367

Total public deposits	$261,217	$252,266	$247,490	$213,126

Total brokered deposits	$299,496	$138,395	$377,347	$325,154

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF SEPTEMBER 30, 2019	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,337,087	13.20%	$810,546	8.00%	$1,013,183	10.00%
Tier 1 capital to risk-weighted assets	1,236,687	12.21%	607,910	6.00%	607,910	6.00%
Tier 1 leverage capital to average assets	1,236,687	10.70%	462,227	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,100,687	10.86%	455,932	4.50%	n/a	n/a

Banner Bank:
Total capital to risk-weighted assets	1,248,269	12.56%	795,040	8.00%	993,800	10.00%
Tier 1 capital to risk-weighted assets	1,150,328	11.58%	596,280	6.00%	795,040	8.00%
Tier 1 leverage capital to average assets	1,150,328	10.21%	450,496	4.00%	563,120	5.00%
Common equity tier 1 capital to risk-weighted assets	1,150,328	11.58%	447,210	4.50%	645,970	6.50%

Islanders Bank:
Total capital to risk-weighted assets	36,470	18.97%	15,379	8.00%	19,223	10.00%
Tier 1 capital to risk-weighted assets	34,066	17.72%	11,534	6.00%	15,379	8.00%
Tier 1 leverage capital to average assets	34,066	11.68%	11,662	4.00%	14,577	5.00%
Common equity tier 1 capital to risk-weighted assets	34,066	17.72%	8,651	4.50%	12,495	6.50%

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest and Dividends	Yield /Cost(3)	Average Balance	Interest and Dividends	Yield /Cost(3)	Average Balance	Interest and Dividends	Yield /Cost(3)
Interest-earning assets:
Held for sale loans	$154,529	$1,607	4.13%	$47,663	$567	4.77%	$72,249	$895	4.91%
Mortgage loans	6,872,426	89,948	5.19%	6,800,802	89,682	5.29%	6,117,299	81,130	5.26%
Commercial/agricultural loans	1,809,397	23,750	5.21%	1,769,603	23,924	5.42%	1,511,077	20,545	5.39%
Consumer and other loans	173,342	2,791	6.39%	179,693	2,834	6.33%	141,503	2,298	6.44%
Total loans(1)	9,009,694	118,096	5.20%	8,797,761	117,007	5.33%	7,842,128	104,868	5.31%
Mortgage-backed securities	1,358,448	9,415	2.75%	1,354,048	9,794	2.90%	1,266,862	8,915	2.79%
Other securities	414,994	3,058	2.92%	448,721	3,310	2.96%	462,048	3,279	2.82%
Interest-bearing deposits with banks	82,836	489	2.34%	53,955	340	2.53%	65,191	332	2.02%
FHLB stock	29,400	378	5.10%	30,902	387	5.02%	20,345	254	4.95%
Total investment securities	1,885,678	13,340	2.81%	1,887,626	13,831	2.94%	1,814,446	12,780	2.79%
Total interest-earning assets	10,895,372	131,436	4.79%	10,685,387	130,838	4.91%	9,656,574	117,648	4.83%
Non-interest-earning assets	1,078,621			1,048,811			799,083
Total assets	$11,973,993			$11,734,198			$10,455,657
Deposits:
Interest-bearing checking accounts	$1,194,633	621	0.21%	$1,177,534	564	0.19%	$1,006,010	270	0.11%
Savings accounts	1,854,967	2,244	0.48%	1,851,913	2,119	0.46%	1,631,158	1,002	0.24%
Money market accounts	1,542,264	2,944	0.76%	1,497,717	2,656	0.71%	1,381,943	1,011	0.29%
Certificates of deposit	1,155,710	4,205	1.44%	1,105,844	3,684	1.34%	1,153,403	3,234	1.11%
Total interest-bearing deposits	5,747,574	10,014	0.69%	5,633,008	9,023	0.64%	5,172,514	5,517	0.42%
Non-interest-bearing deposits	3,786,143	—	—%	3,652,096	—	—%	3,424,587	—	—%
Total deposits	9,533,717	10,014	0.42%	9,285,104	9,023	0.39%	8,597,101	5,517	0.25%
Other interest-bearing liabilities:
FHLB advances	476,435	3,107	2.59%	514,703	3,370	2.63%	249,896	1,388	2.20%
Other borrowings	122,035	82	0.27%	122,455	67	0.22%	110,868	60	0.21%
Junior subordinated debentures	140,212	1,612	4.56%	140,212	1,683	4.81%	140,212	1,605	4.54%
Total borrowings	738,682	4,801	2.58%	777,370	5,120	2.64%	500,976	3,053	2.42%
Total funding liabilities	10,272,399	14,815	0.57%	10,062,474	14,143	0.56%	9,098,077	8,570	0.37%
Other non-interest-bearing liabilities(2)	163,809			151,436			85,485
Total liabilities	10,436,208			10,213,910			9,183,562
Shareholders' equity	1,537,785			1,520,288			1,272,095
Total liabilities and shareholders' equity	$11,973,993			$11,734,198			$10,455,657
Net interest income/rate spread		$116,621	4.22%		$116,695	4.35%		$109,078	4.46%
Net interest margin			4.25%			4.38%			4.48%
Additional Key Financial Ratios:
Return on average assets			1.31%			1.36%			1.43%
Return on average equity			10.21%			10.47%			11.78%
Average equity/average assets			12.84%			12.96%			12.17%
Average interest-earning assets/average interest-bearing liabilities			167.98%			166.69%			170.21%
Average interest-earning assets/average funding liabilities			106.06%			106.19%			106.14%
Non-interest income/average assets			0.69%			0.78%			0.77%
Non-interest expense/average assets			2.89%			2.96%			3.10%
Efficiency ratio(4)			63.50%			62.22%			63.04%
Adjusted efficiency ratio(5)			60.71%			59.56%			60.21%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition-related expenses, amortization of core deposit intangibles (CDI), REO gain (loss), and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Held for sale loans	$100,273	$3,295	4.39%	$81,244	$2,871	4.72%
Mortgage loans	6,835,861	268,232	5.25%	6,058,535	231,703	5.11%
Commercial/agricultural loans	1,761,222	70,486	5.35%	1,482,377	57,348	5.17%
Consumer and other loans	178,792	8,545	6.39%	141,180	6,821	6.46%
Total loans(1)	8,876,148	350,558	5.28%	7,763,336	298,743	5.14%
Mortgage-backed securities	1,368,081	29,716	2.90%	1,196,282	25,145	2.81%
Other securities	449,030	9,847	2.93%	466,313	9,699	2.78%
Interest-bearing deposits with banks	60,655	1,118	2.46%	60,532	775	1.71%
FHLB stock	30,679	1,031	4.49%	19,722	529	3.59%
Total investment securities	1,908,445	41,712	2.92%	1,742,849	36,148	2.77%
Total interest-earning assets	10,784,593	392,270	4.86%	9,506,185	334,891	4.71%
Non-interest-earning assets	1,053,180			802,915
Total assets	$11,837,773			$10,309,100
Deposits:
Interest-bearing checking accounts	$1,175,521	1,660	0.19%	$1,020,457	797	0.10%
Savings accounts	1,853,671	6,283	0.45%	1,627,297	2,440	0.20%
Money market accounts	1,510,293	7,851	0.70%	1,414,513	2,469	0.23%
Certificates of deposit	1,171,363	11,886	1.36%	1,073,861	7,433	0.93%
Total interest-bearing deposits	5,710,848	27,680	0.65%	5,136,128	13,139	0.34%
Non-interest-bearing deposits	3,682,047	—	—%	3,344,312	—	—%
Total deposits	9,392,895	27,680	0.39%	8,480,440	13,139	0.21%
Other interest-bearing liabilities:
FHLB advances	508,247	9,953	2.62%	234,323	3,564	2.03%
Other borrowings	120,847	209	0.23%	105,700	179	0.23%
Junior subordinated debentures	140,212	5,008	4.78%	140,212	4,495	4.29%
Total borrowings	769,306	15,170	2.64%	480,235	8,238	2.29%
Total funding liabilities	10,162,201	42,850	0.56%	8,960,675	21,377	0.32%
Other non-interest-bearing liabilities(2)	155,771			75,821
Total liabilities	10,317,972			9,036,496
Shareholders' equity	1,519,801			1,272,604
Total liabilities and shareholders' equity	$11,837,773			$10,309,100
Net interest income/rate spread		$349,420	4.30%		$313,514	4.39%
Net interest margin			4.33%			4.41%
Additional Key Financial Ratios:
Return on average assets			1.27%			1.28%
Return on average equity			9.91%			10.40%
Average equity/average assets			12.84%			12.34%
Average interest-earning assets/average interest-bearing liabilities			166.42%			169.26%
Average interest-earning assets/average funding liabilities			106.12%			106.09%
Non-interest income/average assets			0.70%			0.82%
Non-interest expense/average assets			2.98%			3.19%
Efficiency ratio(4)			64.23%			65.33%
Adjusted efficiency ratio(5)			61.17%			63.79%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition-related expenses, amortization of CDI, REO gain (loss), and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended			Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Net interest income before provision for loan losses	$116,621	$116,695	$109,078	$349,420	$313,514
Total non-interest income	20,866	22,676	20,411	61,667	62,990
Total GAAP revenue	137,487	139,371	129,489	411,087	376,504
Exclude net loss (gain) on sale of securities	2	28	—	29	(48)
Exclude net change in valuation of financial instruments carried at fair value	69	114	(45)	172	(3,577)
Adjusted revenue (non-GAAP)	$137,558	$139,513	$129,444	$411,288	$372,879

ADJUSTED EARNINGS	Quarters Ended			Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Net income (GAAP)	$39,577	$39,700	$37,773	$112,623	$98,987
Exclude net loss (gain) on sale of securities	2	28	—	29	(48)
Exclude net change in valuation of financial instruments carried at fair value	69	114	(45)	172	(3,577)
Exclude acquisition-related expenses	676	301	1,005	3,125	1,005
Exclude related tax (benefit) expense	(179)	(106)	(126)	(798)	733
Total adjusted earnings (non-GAAP)	$40,145	$40,037	$38,607	$115,151	$97,100

Diluted earnings per share (GAAP)	$1.15	$1.14	$1.17	$3.23	$3.05
Diluted adjusted earnings per share (non-GAAP)	$1.16	$1.15	$1.19	$3.30	$3.00

BANR - Third Quarter 2019 Results
October 23, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Nine Months Ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Non-interest expense (GAAP)	$87,308	$86,716	$81,632	$264,038	$245,975
Exclude acquisition-related expenses	(676)	(301)	(1,005)	(3,125)	(1,005)
Exclude CDI amortization	(1,985)	(2,053)	(1,348)	(6,090)	(4,112)
Exclude state/municipal tax expense	(1,011)	(1,007)	(902)	(2,963)	(2,430)
Exclude REO (loss) gain	(126)	(260)	(433)	(263)	(553)
Adjusted non-interest expense (non-GAAP)	$83,510	$83,095	$77,944	$251,597	$237,875

Net interest income before provision for loan losses (GAAP)	$116,621	$116,695	$109,078	$349,420	$313,514
Non-interest income (GAAP)	20,866	22,676	20,411	61,667	62,990
Total revenue	137,487	139,371	129,489	411,087	376,504
Exclude net loss (gain) on sale of securities	2	28	—	29	(48)
Exclude net change in valuation of financial instruments carried at fair value	69	114	(45)	172	(3,577)
Adjusted revenue (non-GAAP)	$137,558	$139,513	$129,444	$411,288	$372,879

Efficiency ratio (GAAP)	63.50%	62.22%	63.04%	64.23%	65.33%
Adjusted efficiency ratio (non-GAAP)	60.71%	59.56%	60.21%	61.17%	63.79%

TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Shareholders' equity (GAAP)	$1,530,935	$1,521,055	$1,478,595	$1,272,198
Exclude goodwill and other intangible assets, net	365,764	367,749	372,078	261,158
Tangible common shareholders' equity (non-GAAP)	$1,165,171	$1,153,306	$1,106,517	$1,011,040

Total assets (GAAP)	$12,097,842	$11,847,374	$11,871,317	$10,514,303
Exclude goodwill and other intangible assets, net	365,764	367,749	372,078	261,158
Total tangible assets (non-GAAP)	$11,732,078	$11,479,625	$11,499,239	$10,253,145
Common shareholders' equity to total assets (GAAP)	12.65%	12.84%	12.46%	12.10%
Tangible common shareholders' equity to tangible assets (non-GAAP)	9.93%	10.05%	9.62%	9.86%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity (non-GAAP)	$1,165,171	$1,153,306	$1,106,517	$1,011,040
Common shares outstanding at end of period	34,173,357	34,573,643	35,182,772	32,402,757
Common shareholders' equity (book value) per share (GAAP)	$44.80	$43.99	$42.03	$39.26
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$34.10	$33.36	$31.45	$31.20